UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Annual Incentive Award Opportunities
On February 23, 2017, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors of Vectrus, Inc. (the “Company”) approved the performance metrics shown below for 2017 under the Company’s Annual Incentive Plan for Executive Officers, as amended and restated as of January 1, 2016 (the “Plan”). For 2017, the Committee expanded the New Business metric, which will include (i) any new business contract award notifications from January 1, 2017 through December 31, 2017, (ii) any contract revenue extensions, which include contract modification additions in the calendar year that increase the Company’s backlog (not Indefinite Delivery Indefinite Quantity (IDIQ) ceiling vehicles), new tasks on IDIQ contract vehicles, contract extensions which increase the Company’s backlog excluding extensions relating to an award protest by the Company and (iii) any contract recompete award notifications from January 1, 2017 through December 31, 2017. If not awarded by the government procurement office in the calendar year, the recompete award value is excluded from the performance metric (goal). This metric is designed to incentivize winning 100% of the Company’s recompetes in a calendar year if the decision is made in the year. The metric includes the Operations Maintenance and Supply - Europe, Qatar Base Operations Support Services and Maxwell Air Force Base Operations Support recompetes.

The following table shows the performance measures and respective weightings for 2017 under the Plan:

2017 Performance Measures and Weightings

2017 Performance Measures	Performance Weighting
Revenue	10%
New Business (1)	20%
Earnings per Share	40%
Cash • Net Cash Provided by Operating Activities • Days Sales Outstanding (2)	10% 20%

(1)	New Business award and recompete award values are computed on an annualized total contract value basis.

(2)	Days sales outstanding is defined as the number of days it takes to turn accounts receivable into cash.

The following table sets forth the target and maximum award opportunities approved by the Committee for the executive officers named in the Company’s 2016 Proxy Statement and our current President and Chief Executive Officer. Non-executive officers and non-management directors do not receive awards under the Plan.

Individual (Current Position) (1)	Target Award Opportunity ($)(2)	Maximum Award Opportunity ($)
Charles L. Prow President and Chief Executive Officer	600,000	1,200,000
Matthew M. Klein Senior Vice President and Chief Financial Officer	217,800	435,600
Michele L. Tyler Senior Vice President, Chief Legal Officer and Corporate Secretary	169,100	338,200

(1)	Kenneth W. Hunzeker, Theodore R. Wright, Janet L. Oliver and Charles A. Anderson, former executive officers, are no longer employed by the Company and are not eligible for an award for 2017.

(2)	The approved 2017 formula under the Plan is based on performance measures and goals that will pay 95% of target for 100% achievement of the approved goals.

Housing Allowance for President and Chief Executive Officer

On February 24, 2017, the Committee approved a housing allowance for Charles L. Prow, the Company’s President and Chief Executive Officer, in the amount of $3,000 per month. Mr. Prow, who was hired in December 2016 and works primarily at the Company’s Reston, Virginia office, is expected to spend a substantial amount of time in Colorado Springs, Colorado (the location of the Company’s headquarters). The Committee approved the housing allowance, which will not be grossed up for taxes, following the Company’s cost analysis that indicated that the allowance would be less expensive than estimated hotel costs for his visits to Colorado Springs. The Company previously paid a total of $2,827 for a short-term apartment rental in Colorado Springs in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary